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                                                                     EXHIBIT 4.1

                          SECOND SUPPLEMENTAL INDENTURE

            SECOND SUPPLEMENTAL INDENTURE (this "Second Senior Notes Supplemental Indenture"), dated as of September 1 , 2004, among R.H. Donnelley Inc., a Delaware corporation ("Donnelley"), the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS, Donnelley, the guarantors party thereto and the Trustee have entered into a Supplemental Indenture, dated as of January 3, 2003 (the "First Senior Notes Supplemental Indenture"), relating to the Indenture, dated as of December 3, 2002 (as heretofore amended and supplemented, the "Senior Notes Indenture"), which provided for the issuance of the 8-7/8% Senior Notes due 2010 (the "Securities");

            WHEREAS, Section 8.01(a) of the Senior Notes Indenture provides, among other things, that Donnelley and the Trustee may modify or amend the Senior Notes Indenture without the consent of the Holders of the outstanding Securities to, including, without limitation, add new Guarantors;

            WHEREAS, Section 4.18 of the Senior Notes Indenture prohibits Restricted Subsidiaries (as defined in the Senior Notes Indenture) from guaranteeing or pledging any assets to secure the payment of any Debt (as defined in the Senior Notes Indenture) of Donnelley or another Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee (as defined in the Senior Notes Indenture) of payment of the Securities by such Restricted Subsidiary;

            WHEREAS, the execution of this Second Senior Notes Supplemental Indenture has been duly approved and authorized by the Board of Directors of Donnelley and the Guarantors and all other necessary corporate action on the part of Donnelley and the Guarantors; and

            WHEREAS, Donnelley has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers' Certificate and Opinion of Counsel stating, among other things, that this Second Senior Notes Supplemental Indenture is authorized or permitted by the Senior Notes Indenture.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Donnelley, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                   ARTICLE 1

                                   Agreement

            Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Second Senior Notes Supplemental Indenture have the meanings ascribed thereto in the Senior Notes Indenture.

            Section 1.2 Additional Guarantors. Each of DonTech Holdings, LLC, a Delaware limited liability company, R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC, a Delaware limited liability company, DonTech II Partnership, an Illinois general partnership, and R.H. Donnelley Publishing & Advertising of Illinois Partnership, an Illinois general partnership, shall be
(i) a Subsidiary Guarantor under the Senior Notes Indenture and (ii) bound by and subject to the terms and conditions of the Senior Notes Indenture applicable to a Subsidiary Guarantor.

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            Section 1.3 Trustee's Acceptance. The Trustee hereby accepts this
Second Senior Notes Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Senior Notes Indenture.

                                   ARTICLE 2

                                 Miscellaneous

            Section 2.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Second Senior Notes Supplemental Indenture by Donnelley, the Guarantors and the Trustee, the Senior Notes Indenture shall be supplemented in accordance herewith, and this Second Senior Notes Supplemental Indenture shall form, along with the First Senior Notes Supplemental Indenture, a part of the Senior Notes Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Senior Notes Indenture shall be bound thereby.

            Section 2.2 Senior Notes Indenture and First Senior Notes Supplemental Indenture Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Notes Indenture and First Senior Notes Supplemental Indenture shall remain in full force and effect.

            Section 2.3 Senior Notes Indenture, First Senior Notes Supplemental Indenture and Second Senior Notes Supplemental Indenture Construed Together. This Second Senior Notes Supplemental Indenture is an indenture supplemental to and in implementation of the Senior Notes Indenture and First Senior Notes Supplemental Indenture, and the Senior Notes Indenture, the First Senior Notes Supplemental Indenture and this Second Senior Notes Supplemental Indenture shall henceforth be read and construed together.

            Section 2.4 Confirmation and Preservation of Senior Notes Indenture. The Senior Notes Indenture and the First Senior Notes Supplemental Indenture, as supplemented by this Second Senior Notes Supplemental Indenture, are in all respects confirmed and preserved.

            Section 2.5 Conflict with Trust Indenture Act. If any provision of this Second Senior Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Second Senior Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this Second Senior Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Notes Indenture and the First Senior Notes Supplemental Indenture as so modified or to be excluded by this Second Senior Notes Supplemental Indenture, as the case may be.

            Section 2.6 Severability. In case any provision in this Second Senior Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 2.7 Benefits of Second Senior Notes Supplemental Indenture. Nothing in this Second Senior Notes Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Notes Indenture, the First Senior Notes Supplemental Indenture, this Second Senior Notes Supplemental Indenture or the Securities.

            Section 2.8 Successors. All agreements of Donnelley in this Second Senior Notes Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Senior Notes Supplemental Indenture shall bind its successors.

            Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Second Senior Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior

                                        2
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Notes Indenture, the First Senior Notes Supplemental Indenture and the
Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

            Section 2.10 Governing Law. This Second Senior Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            Section 2.11 Multiple Originals. The parties may sign any number of copies of this Second Senior Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 2.12 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            Section 2.13 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Senior Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Donnelley and the Guarantors.

                                       3
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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Senior Notes Supplemental Indenture to be duly executed as of the date first written above.

                                       R.H. DONNELLEY INC.

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       R.H. DONNELLEY CORPORATION

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       GET DIGITAL SMART.COM INC.

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       R.H. DONNELLEY APIL, INC.

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       R.H. DONNELLEY PUBLISHING
                                         & ADVERTISING, INC.

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       DONTECH HOLDINGS, LLC

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

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                                       R.H. DONNELLEY PUBLISHING & ADVERTISING
                                         OF ILLINOIS HOLDINGS, LLC

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       DONTECH II PARTNERSHIP

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name:  Robert J. Bush
                                           Title: Vice President

                                       R.H. DONNELLEY PUBLISHING & ADVERTISING
                                         OF ILLINOIS PARTNERSHIP

                                       By: R.H. Donnelley Publishing &
                                           Advertising of Illinois Holdings,
                                           LLC, Its Managing Partner

                                       By: /s/ Robert J. Bush
                                           -------------------------------------
                                           Name: Robert J. Bush
                                           Title: Vice President

                                       THE BANK OF NEW YORK,
                                           as trustee

                                       By: /s/ Julie Salovitch-Miller
                                           -------------------------------------
                                           Name:  Julie Salovitch-Miller
                                           Title:  Vice President